                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                         DATED OCTOBER 24, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

----------------------------------------------------------------------------------------------------------
FUND                                                                RATE

Champlain  Small  Company  Fund             0.90% on the first $250 million in assets; 0.80% on
                                            assets over $250 million
----------------------------------------------------------------------------------------------------------
Champlain  Mid  Cap  Fund                   0.80% on the first $250 million in assets; 0.70% on
                                            assets over $250 million
----------------------------------------------------------------------------------------------------------
Champlain Focused Large Cap Value Fund      0.60% on the first $250 million in assets; 0.50% on
                                            assets over $250 million
----------------------------------------------------------------------------------------------------------
Champlain  Emerging  Markets  Fund          1.00% on the first $250 million in assets; 0.85% on
                                            assets over $250 million
----------------------------------------------------------------------------------------------------------



                                   Acknowledged and Accepted by:

                                   Champlain Investment Partners, LLC

                                   /s/ Wendy Nunez
                                   ---------------
                                   Name: Wendy Nunez
                                   Title:  Chief  Compliance  Officer/Chief
                                   Operating Officer


                                   The Advisors' Inner Circle Fund II

                                   /s/ Dianne Descoteaux
                                   ---------------------
                                   Name: Dianne Descoteaux
                                   Title: VP & Secretary





Revised: September 1, 2016